EXHIBIT 3(I)

CERTIFICATE OF INCORPORATION
OF
UIL HOLDINGS CORPORATION

Section1.              The name of the corporation is UIL HOLDINGS CORPORATION (the “Corporation”).

Section 2.             The purpose of the Corporation is to engage in the businesses and activities that a corporation is authorized to engage in by virtue of the Connecticut Business Corporation Act in effect on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof.

Section 3.             The street address of the Corporation’s initial registered office is 157 Church Street, New Haven, Connecticut; and the name of the corporation’s initial registered agent at that office is Kurt Mohlman.

Section 4.            The name of the Corporation’s incorporator is Robert L. Fiscus, whose address is 86 Cricket Lane, Shelton, Connecticut.

Section 5.            The classes of shares, and the number of shares of each class, that the Corporation is authorized to issue are as follows:

(a)           Common Stock.  Thirty million (30,000,000) shares of a class of shares designated “Common Stock,” without par value.  The Common Stock shares of the Corporation shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon its dissolution. Each share of the Common Stock of the Corporation shall have preferences, limitations and relative rights that are identical with those of the other shares of the Common Stock of the Corporation.

(b)           Preferred Stock - $100 Par Value.  One million (1,000,000) shares of a class of shares designated “Preferred Stock - $100 Par Value,” having a par value of $100 per share.  Before the issuance of any shares of the Preferred Stock - $100 Par Value of the Corporation, the Board of Directors of the Corporation shall determine the preferences, limitations and relative rights, within the limits prescribed by statute, of such class of shares that shall be identical among all of the shares of such class of shares.  Shares of the Preferred Stock - $100 Par Value of the Corporation shall be issued in one or more series.  Before the issuance of the shares of any series of the Preferred Stock - $100 Par Value, the Board of Directors of the Corporation shall give such series a distinguishing designation and shall determine the preferences, limitations and relative rights, within the limits prescribed by statute, of such series of shares.  Each share of a series of the Preferred Stock - $100 Par Value of the Corporation shall have preferences, limitations and relative rights that are identical with those of the other shares of such series of shares and, except to the extent otherwise provided in the description of the preferences, limitations and relative rights prescribed for such series of shares by the Board of Directors of the Corporation, with those of the other shares of the Preferred Stock - $100 Par Value of the Corporation.

(b)  Preferred Stock - $25 Par Value.  Four million (4,000,000) shares of a class of shares designated “Preferred Stock - $25 Par Value,” having a par value of $25 per share.  Before the issuance of any shares of the Preferred Stock - $25 Par Value of the Corporation, the Board of

Directors of the Corporation shall determine the preferences, limitations and relative rights, within the limits prescribed by statute, of such class of shares that shall be identical among all of the shares of such class of shares.  Shares of the Preferred Stock - $25 Par Value of the Corporation shall be issued in one or more series.  Before the issuance of the shares of any series of the Preferred Stock - $25 Par Value, the Board of Directors of the Corporation shall give such series a distinguishing designation and shall determine the preferences, limitations and relative rights, within the limits prescribed by statute, of such series of shares.  Each share of a series of the Preferred Stock - $25 Par Value of the Corporation shall have preferences, limitations and relative rights that are identical with those of the other shares of such series of shares and, except to the extent otherwise provided in the description of the preferences, limitations and relative rights prescribed for such series of shares by the Board of Directors of the Corporation, with those of the other shares of the Preferred Stock - $25 Par Value of the Corporation.

(b)  Preference Stock.  Four million (4,000,000) shares of a class of shares designated “Preference Stock,” having a par value of $25 per share.  Before the issuance of any shares of the Preference Stock of the Corporation, the Board of Directors of the Corporation shall determine the preferences, limitations and relative rights, within the limits prescribed by statute, of such class of shares that shall be identical among all of the shares of such class of shares.  Shares of the Preference Stock of the Corporation shall be issued in one or more series.  Before the issuance of the shares of any series of the Preference Stock, the Board of Directors of the Corporation shall give such series a distinguishing designation and shall determine the preferences, limitations and relative rights, within the limits prescribed by statute, of such series of shares.  Each share of a series of the Preference Stock of the Corporation shall have preferences, limitations and relative rights that are identical with those of the other shares of such series of shares and, except to the extent otherwise provided in the description of the preferences, limitations and relative rights prescribed for such series of shares by the Board of Directors of the Corporation, with those of the other shares of the Preference Stock of the Corporation.

Section 6.          All corporate powers of the Corporation shall be exercised by or under authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors consisting of not less than three nor more than fifteen individuals, with the number fixed in, and increased or decreased from time-to-time by amendment of, the Bylaws of the Corporation, each of which individuals shall be a shareowner of the Corporation.

Section 7.          No person who is or was a director of the Corporation shall be personally liable to the Corporation or its shareowners for monetary damages for breach of duty as a director in an amount that exceeds the compensation received by the director for serving the Corporation during the year of the violation, if such breach did not (A) involve a knowing and culpable violation of law by the director, (B) enable the director or an associate, as defined in Section 33-840 of the Connecticut General Statutes on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof, to receive an improper personal economic gain, (C) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Corporation, (D) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the Corporation, or (E) create liability under Section 33-757 of the Connecticut General Statutes as constituted on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof.

Section 8.         The Corporation shall be obligated to indemnify a director for liability as defined in subdivision (5) of Section 33-770 of the Connecticut General Statutes on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof, to any person for any action taken, or any failure to take any action, as a director, except liability that (a) involved a knowing and culpable violation of law by the director, (b) enabled the director or an associate, as defined in Section 33-840 of the Connecticut General Statutes on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof, to receive an improper personal gain, (c) showed a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission crated an unjustifiable risk of serious injury to the Corporation, (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the Corporation or (e) created liability under Section 33-757 of the Connecticut General Statutes as constituted on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof.

Dated at New Haven, Connecticut, this      17th    day of March, 1999.

/s/ Robert L. Fiscus
Robert L. Fiscus
Incorporator

ACCEPTANCE OF APPOINTMENT

The undersigned, Kurt Mohlman, whose business address is 157 Church Street, New Haven, Connecticut, and whose residence address is 107 Vista Terrace, New Haven, Connecticut, accepts appointment as the initial registered agent of UIL Holdings Corporation.

Dated at New Haven, Connecticut, this   17th  day of March, 1999.

/s/ Kurt Mohlman
Kurt Mohlman

UIL HOLDINGS CORPORATION

CERTIFICATE AMENDING CERTIFICATE OF INCORPORATION
BY ACTIONS OF BOARD OF DIRECTORS AND SHAREHOLDERS

1.           The name of the corporation is UIL HOLDINGS CORPORATION (the “Company”).

2.           The Certificate of Incorporation of the Company is amended only by the following resolution:

RESOLVED:    That the Certificate of Incorporation of the Company be and it hereby is amended by amending Subsections 5(b), 5(c) and 5(d) of said Certificate of Incorporation to read as follows:

(b)  Preferred Stock - $100 Par Value.  One million (1,000,000) shares of class of shares designated “Preferred Stock - $100 Par Value,” having a par value of $100 per share.  Before the issuance of any shares of the Preferred Stock - $100 Par Value of the Corporation, the Board of Directors of the Corporation shall determine the preferences, limitations and relative rights, within the limits prescribed by statute and the provisions hereof, of such class of shares that shall be identical among all of the shares of such class of shares.  Shares of the Preferred Stock - $100 Par Value of the Corporation shall be issued in one or more series.  Before the issuance of the shares of any series of the Preferred Stock - $100 Par Value, the Board of Directors of the Corporation shall give such series a distinguishing designation and shall determine the preferences, limitations and relative rights, within the limits prescribed by statute and the provisions hereof, of such series of shares.  Each share of a series of the Preferred Stock - $100 Par Value of the Corporation shall have preferences, limitations and relative rights that are identical with those of the other shares of such series of shares and, except to the extent otherwise provided in the description of the preferences, limitations and relative rights prescribed for such series of shares by the Board of Directors of the Corporation, with those of the other shares of the Preferred Stock - $100 Par Value of the Corporation.  No shares of the Preferred Stock - $100 Par Value of the Corporation shall be issued where such issuance, or the preferences, limitations or relative rights of such shares, will have the effect, directly or indirectly, or precluding or inhibiting a person or group of persons from seeking to obtain control of the management or business and affairs of the Corporation by acquiring or offering to acquire Common Stock shares of the Corporation, or by soliciting proxies from the owners of Common Stock shares of the Corporation for voting such shares at a meeting of the shareowners of the Corporation, or by any other lawful means.

(c)  Preferred Stock - $25 Par Value.  Four million (4,000,000) shares of a class of shares designated “Preferred Stock - $25 Par Value,” having a par value of $25 per share.  Before the issuance of any shares of the Preferred Stock - $25 Par Value of the Corporation, the Board of Directors of the Corporation shall determine the preference, limitations and relative rights, within the limits prescribed by statute and the provisions hereof, of such class of shares that shall be identical among all of the shares of such class of shares.  Shares of the Preferred Stock - $25 Par Value of the Corporation shall be issued in one or more series.  Before the issuance of the shares of any series of the Preferred Stock - $25 Par Value, the Board of Directors of the Corporation shall give such series a distinguishing designation and shall determine the preferences, limitations and relative rights, within the limits prescribed by statute and the provisions hereof, of such series of shares.

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Each share of a series of the Preferred Stock - $25 Par Value of the Corporation shall have preferences, limitations and relative rights that are identical with those of the other shares of such series of shares and, except to the extent otherwise provided in the description of the preferences, limitations and relative rights prescribed for such series of shares by the Board of Directors of the Corporation, with those of the other shares of the Preferred Stock - $25 Par Value of the Corporation.  No shares of the Preferred Stock - $25 Par Value of the Corporation shall be issued where such issuance, or the preferences, limitations or relative rights of such shares, will have the effect, directly or indirectly, of precluding or inhibiting a person or group of persons from seeking to obtain control of the management or business and affairs of the Corporation by acquiring or offering to acquire Common Stock shares of the Corporation, or by soliciting proxies from the owners of Common Stock shares of the Corporation for voting such shares at a meeting of the shareowners of the Corporation, or by any other lawful means.

(d)  Preference Stock.  Four million (4,000,000) shares of a class of shares designated “Preference Stock,” having a par value of $25 per share.  Before the issuance of the Preference Stock of the Corporation, the Board of Directors of the Corporation shall determine the preferences, limitations and relative rights, within the limits prescribed by statute and provisions hereof, of such class of shares that shall be identical among all of the shares of such class of shares.  Shares of the Preference Stock of the Corporation shall be issued in one or more series.  Before the issuance of the shares of any series of the Preference Stock, the Board of Directors of the Corporation shall give such series a distinguishing designation and shall determine the preferences, limitations and relative rights, within the limits prescribed by statute and the provisions hereof, of such series of shares.  Each share of a series of the Preference Stock of the Corporation shall have preferences, limitations and relative rights that are identical with those of the other shares of such series of shares and, except to the extent otherwise provided in the description of preferences, limitations and relative rights prescribed for such series of shares by the Board of Directors of the Corporation, with those of the other shares of the Preference Stock of the Corporation.  No shares of the Preference Stock of the Corporation shall be issued where such issuance, or the preferences, limitations, or relative rights of such shares, will have the effect directly or indirectly, of precluding or inhibiting a person or group of persons from seeking to obtain control of the management or business and affairs of the Corporation by acquiring or offering to acquire Common Stock shares of the Corporation, or by soliciting proxies from the owners of Common Stock shares of the Corporation for voting such shares at a meeting of the shareowners of the corporation, or by any other lawful means.

3.           The above resolution was proposed and recommended to the shareholders of the Company by the Company’s Board of Directors, and was adopted on July 20, 2000 by a dated and signed unanimous written consent of the shareholders of the Company.

4.           Relative to the approval of the amendment by the Company’s shareholders:

(A)	the designation of the shares of the only shareholder voting group entitled to vote on the amendment was Common Stock; and
(B)	the number of outstanding shares of Common Stock entitled to vote on approval of the amendment was 100, each share being entitled to one vote; and
(C)	of the outstanding shares of Common Stock entitled to vote on approval of the amendment were owned by one person; and
(D)	said one person consented in writing to the adoption of the above resolution by a writing dated and signed by said person on July 20, 2000.

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WE, THE UNDERSIGNED, being the Chairman of the Board of Directors, President and Chief Executive Officer, and the Secretary, of UIL Holdings Corporation, hereby declare, under penalties of false statement, that the statements made in the foregoing certificate are true.

Dated at New Haven, Connecticut, this   20th   day of July, 2000.

/s/ Nathaniel D. Woodson
Nathaniel D. Woodson
Chairman of the Board of Directors
President and Chief Executive Officer

/s/ Robert L. Fiscus
Robert L. Fiscus
Secretary

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UIL HOLDINGS CORPORATION

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

1.           The name of the corporation is UIL HOLDINGS CORPORATION (the "Company").

2.           The Certificate of Incorporation of the Company is amended only by the following resolution:

      RESOLVED:  That the Certificate of Incorporation of the Company be and it hereby is amended by amending Subsection 5(a) of said Certificate of Incorporation in its entirety to read as follows:

      “(a)           Common Stock:  Seventy-five million (75,000,000) shares of a class of shares designated "Common  Stock,"  without par value.  The Common Stock shares of the Corporation shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon its dissolution. Each share of the Common Stock of the Corporation shall have preferences, limitations and relative rights that are identical with those of the other shares of the Common  Stock of the Corporation.”

3.           The Board of Directors of the Company approved the above resolution, and proposed and recommended the above resolution to the shareholders of the Company, on March 26, 2007.

4.           The above resolution was adopted on  May 9, 2007 by consent of the shareholders of the Company pursuant to C.G.S. §§ 33-797 and 33-709.

WE, THE UNDERSIGNED, being the Chief Executive Officer and the Secretary of UIL Holdings Corporation, respectively, hereby declare, under penalties of false statement, that the statements made in the foregoing certificate are true.

Dated at New Haven, Connecticut, this 11th day of May, 2007.

                                          UIL HOLDINGS CORPORATION

                                             By: /s/ James P. Torgerson
                                             Name: James P. Torgerson
                                             Title: Chief Executive Officer

                                             By: /s/ Susan A. Allen
                                             Name: Susan A. Allen
                                             Title: Corporate Secretary

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